Exhibit 99.2

BioScrip Provides Business Update and Outlines Plan to Increase Liquidity

-Provides Update on Fourth Quarter 2016 and Comments on Business Impact of 21st Century Cures Act-

DENVER, December 14, 2016 -- BioScrip, Inc. (NASDAQ:BIOS) ("BioScrip" or the "Company"), a leading national provider of infusion and home care management solutions, today announced that it has introduced a proposed Amendment to its Credit Agreement (the “Amendment”) intended to amend the original Credit Agreement, dated July 31, 2013, among BioScrip, the guarantors, SunTrust Bank as administrative agent, and a syndicate of lenders.

The proposed Amendment would reduce the restrictive debt leverage covenant in the Credit Agreement for the next seven quarters, which is anticipated to allow the Company to be prospectively compliant for the next year and half. The proposed Amendment restructures the existing revolving credit facility, providing BioScrip with immediate access to $15 million in incremental liquidity. Under the proposed terms of the Amendment, the loan maturity of July 31, 2018 would remain unchanged.

Preliminary performance in the fourth quarter of 2016 is trending better than expected, with both core revenue and adjusted EBITDA accelerating as the quarter progresses. Accordingly, fourth quarter 2016 revenue and adjusted EBITDA are expected to be at the high end of the previously announced ranges of $232 million to $239 million, and $6 million to $8 million, respectively. Additionally, completion of all necessary actions to realize $17 million of Home Solutions synergies are expected to be in place by the end of 2016. BioScrip also remains on pace to realize an additional $8 million to $10 million in further cost structure improvements in 2017.

“As stated on our third quarter earnings conference call, BioScrip is in the beginning stages of implementing an 18 to 24 month turnaround strategy and is focused on optimizing operational efficiencies to drive profitable growth and deliver on our financial commitments,” said Dan Greenleaf, President and Chief Executive Officer of BioScrip. “While we are only partially through the fourth quarter of 2016, I am extremely pleased with the operating performance quarter to date and expect to report fourth quarter 2016 revenue and adjusted EBITDA results at the high end of our previously announced guidance ranges. Better than expected revenue growth in our core business combined with cost containment initiatives and synergies are the primary drivers behind our updated outlook for 2016. Entering into this amendment to our credit agreement provides us with the necessary near-term liquidity and working capital to continue to execute this turnaround strategy over the next several quarters.”

In light of the recent Congressional approval of the 21st Century Cures Act, the Company is also issuing a statement on the potential impact to BioScrip’s business. This legislation will potentially result in a significant reduction in Medicare patient access to inotropic and subcutaneous Ig therapies effective January 1, 2017. The company estimates that the Cures Act as written will result in reimbursement reductions impacting therapies representing approximately 3%-4% of total current revenue.

“We are actively analyzing the implications of the Cures Act and looking to undertake potential operational and strategic initiatives to mitigate the impact on our business,” said Mr. Greenleaf. “While we are disappointed with the passage of the Act and the potential implications for our Medicare patients, we are confident in our business model and in the ability of our team to reach a level of financial productivity that is more reflective of the true value of the company. As always, our priority is to provide high quality care to our patients while creating long-term value for our shareholders.”

About BioScrip

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Forward-Looking Statements - Safe Harbor

This press release includes statements that may constitute "forward-looking statements,” that involve substantial risks and uncertainties. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability to integrate the acquisition of Home Solutions, the Company's ability to grow its core Infusion revenues, the Company's ability to continue to experience positive results from its financial improvement plan to reduce operating costs; the Company’s ability to consummate the Amendment and to comply with the covenants in its debt agreements; the success of the Company’s initiatives to mitigate the impact of the Cures Act on its business; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

Note Regarding Use of Non-GAAP Financial Measures

This press release includes projected adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, impairment of goodwill, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Management believes that adjusted EBITDA provides useful supplemental information regarding the performance of BioScrip’s business operations and facilitates comparisons to the Company’s historical operating results. The Company is not able to provide a reconciliation of projected adjusted EBITDA to expected results due to the unknown effect, timing and potential significance of gains or losses on disposition and restructuring, acquisition, integration and other similar expenses.

For Further Information:

Investor Contacts

Jeffrey M. Kreger

Chief Financial Officer

(720) 697-5200

jeffrey.kreger@bioscrip.com

David Clair

ICR, Inc.

(646) 277-1266

david.clair@icrinc.com